UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Form 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2020

DAVITA INC.
(Exact name of registrant as specified in its charter)

DE	1-14106	51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street
Denver,	CO	80202
(Address of principal executive offices including Zip Code)

(720) 631-2100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 9, 2020, Pascal Desroches, member of the Board of Directors (the "Board") of DaVita Inc. (the "Company"), notified the Board that he will step down from the Board, as a member and chair of the Audit Committee of the Board (the "Audit Committee") and as a member of the Compensation Committee of the Board due to increased time commitments associated with his pending new position as senior executive vice president and chief financial officer of AT&T Inc. Mr. Desroches' decision to step down is not the result of any disagreement with the Company and will be effective as of December 15, 2020.
In connection with the foregoing, the Board approved a reduction in the size of the Board from 10 to 9 members and appointed Shawn M. Guertin, former executive vice president, chief financial officer and chief enterprise risk officer of Aetna, Inc., to serve as the chair of the Audit Committee. Both the reduction in size of the Board and the appointment of Mr. Guertin as chair of the Audit Committee will be effective as of December 15, 2020.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 10, 2020, the Board approved and adopted amendments (the "Amendments") to the Amended and Restated Bylaws of the Company to, among other things, (i) allow special meetings of the Board to be called on less than 12 hours' notice, (ii) provide the Board and chair of a stockholder meeting with the explicit right to adjourn a stockholder meeting, (iii) add additional advance notice requirements for stockholder proposals and nominations, (iv) provide the chair of a stockholder meeting with the explicit right to regulate conduct at such meeting, (v) outline Board procedures in the event of an emergency, and (vi) outline the procedures for holding a stockholder meeting remotely.

The foregoing is only a summary of the principal features of the Amendments and is qualified in its entirety by reference to the text of the Company's Amended and Restated Bylaws reflecting the Amendments, which is included as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01.	Other Events.
On December 10, 2020, the Board terminated all remaining repurchase authorizations under the Company's existing repurchase authorization that was approved effective as of the close of business on November 4, 2019 (the "prior repurchase authorization") and approved a new share repurchase authorization in the aggregate amount of $2.0 billion (the "new repurchase authorization"). As of December 10, 2020, the remaining authorization available under the prior repurchase authorization was approximately $329 million. The new repurchase authorization does not have an expiration date and does not obligate the Company to purchase any shares. Under the terms of the new repurchase authorization, the Company is authorized to make purchases from time to time in the open market or in privately negotiated transactions, including without limitation, through accelerated share repurchase transactions, derivative transactions, tender offers, Rule 10b5-1 plans or any combination of the foregoing, depending upon market conditions and other considerations. The Company remains subject to certain share repurchase limitations, including under the terms of the current senior secured credit facilities and the indentures governing the Company's senior notes.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. All such statements in this report, other than statements of historical fact, are forward-looking statements. Words such as "expect," "intend," "will," "plan," "anticipate," "believe," "continue," and similar expressions are intended to identify forward-looking statements. The Company bases its forward-looking statements on information available to it on the date of this report, and undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may otherwise be required by law. Actual results and other events could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risk factors set forth in the Company’s reports on Form 10-K and Form 10-Q and the other risks and uncertainties discussed in any subsequent reports that the Company files with the Securities and Exchange Commission from time to time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of DaVita Inc., adopted on December 10, 2020
104.0	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: December 10, 2020	By:	/s/ Kathleen A. Waters
Kathleen A. Waters
Chief Legal Officer